                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 28, 2002

                           APPLE HOSPITALITY TWO, INC.
             (Exact name of registrant as specified in its charter)

          Virginia                    333-53984              54-2010305
(State or other jurisdiction         (Commission          (I.R.S. Employer
      of incorporation)              File Number)      Identification Number)

    10 South Third Street, Richmond, VA                          23219
 (Address of principal executive offices)                      (Zip Code)

                                 (804) 344-8121
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

         Apple Hospitality Two, Inc. (which is referred to below as the "Company" or as "we," "us" or "our") is filing this report pursuant to Item 2 of Form 8-K. This report describes certain acquisitions involving a "significant amount" of assets within the meaning of the General Instructions to Form 8-K. Certain related matters also are reported below.

                                    OVERVIEW

Acquisition of Hotels

         On August 28, 2002, we acquired, through our subsidiaries, Marriott Residence Inn II Limited Partnership, which has direct or indirect ownership of 23 extended-stay hotels. For simplicity, this entity will be referred to as the "Partnership." Although the acquisition was conducted through a merger in which our subsidiaries acquired the Partnership, the purpose and result was our acquisition of the hotels. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise system (such trademarks are the property of Marriott International, Inc. or one of its affiliates). The hotels are described in another section below. As a result of the acquisition, we now own a total of 48 hotels, which contain 5,767 suites.

         The total purchase price for the acquisition was approximately $160 million. The purchase price, as subject to certain adjustments at closing, was satisfied by a combination of actions. They included the assumption of existing debt in the approximate amount of $132 million (representing outstanding principal and interest as of August 31, 2002), which is secured by the hotels owned directly by the Partnership, together with a cash payment for the net balance of the purchase price (after credit for our deposit of $3 million, with interest, and certain other cash balances). Our source for the cash payment was our ongoing and registered public offering of units, plus funds raised in our prior offering, which ended as of May 29, 2002.

         We also used the proceeds of our ongoing offering to pay 2% of the total purchase price for these 23 hotels, in the amount of $3,200,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

                        ACQUISITIONS AND RELATED MATTERS

New Subsidiaries

         We formed new subsidiaries to acquire the Partnership and its 23 hotels. Specifically, we formed two direct wholly-owned subsidiaries. One of these subsidiaries, AHT Res II GP, Inc., acquired the entire general partnership interest in the Partnership and now holds a 1% interest as its sole general partner. The other newly-formed and directly-owned subsidiary, AHT Res II LP, Inc., acquired the entire limited partnership interest in the Partnership and now holds a 99% interest as its sole limited partner. The Partnership directly owns all of the hotels, except for the hotel in Bossier City, Louisiana. For simplicity, this hotel will be referred to as the "Bossier Hotel." The Bossier hotel has been and continues to be owned by a wholly-owned subsidiary of the Partnership, Bossier RIBM Two LLC.

         We also formed new subsidiaries in connection with the leasing of the hotels under master hotel lease agreements, which are among the material contracts summarized in another section below. Specifically, we formed AHM Res II GP, Inc. and AHM Res II LP, Inc., to serve as the sole general partner and sole limited partner, respectively, of AHM Res II Limited Partnership. This limited partnership was formed as one of our indirect, wholly-owned subsidiaries to lease the 22 hotels owned directly by the Partnership. In a similar fashion, we formed another limited partnership, Bossier Res II Limited Partnership, and its general and limited partners, Bossier Res II GP, Inc. and Bossier Res II LP, Inc., to lease the Bossier Hotel from its direct owner, Bossier RIBM Two LLC. For simplicity, these two newly-formed limited partnerships will be referred to as the "Lessees" or individually as a "Lessee."

Loans Secured By Hotels

         The Partnership received a loan in the original principal amount of $140 million prior to our recent acquisition of the Partnership. The current lender, by assignment of the original loans, is LaSalle Bank National Association, as Trustee for Nomura Asset Securities Corporation

Commercial Mortgage Pass-Through Certificates Series 1996-MD V. Our recent acquisition of the Partnership occurred with the consent of the lender and did not result in any material change to the terms or conditions of the loans.

         The loan is secured by a first mortgage on the 22 hotels owned directly by the Partnership and by a related first priority security interest in the rents, revenues and other personal property of such hotels. For simplicity, these 22 hotels will be referred to as the "Secured Hotels." On August 31, 2002, the aggregate unpaid balance of the loan was approximately $132 million (representing principal and interest). Interest accrues at an annual rate of 8.85%. The monthly payment under the loans is approximately $1.16 million. An aggregate balloon payment in the amount of approximately $123 million is scheduled to be due on the maturity date, which is March 10, 2006.

         We expect that revenues from the Secured Hotels will be sufficient to make monthly payments under the loan. If such revenues are not sufficient and other sources of funds are not available, we could lose the Secured Hotels through foreclosure. While the secured loan remains outstanding, certain covenants apply to the Partnership, as the borrower, and its general partner, as well as to AHM Res II Limited Partnership, as the lessee for the Secured Hotels, and its general partner. Among other things, these covenants (a) prohibit such entities from engaging in any business that is not related to the Secured Hotels or the secured loans, (b) require such entities to each maintain a separate legal identity and an arms-length relationship with affiliates, (c) restrict the transfer of ownership interests in such entities, and (d) limit the extent to which modifications may be made to the organizational documents of such entities, or to the master hotel lease agreement or the amended and restated management agreement for the Secured Hotels.

Other Actions

         All 23 hotels have been and will continue to be managed by Residence Inn By Marriott, Inc., which will be referred to, for simplicity, as the "Manager." Such management is occurring in accordance with amended and restated management agreements, which are among the material contracts described in the next section.

                          SUMMARY OF MATERIAL CONTRACTS

Agreement and Plan of Merger

         Our acquisition of the Partnership and its direct and indirect hotels occurred in accordance with an agreement and plan of merger dated as of April 30, 2002. The closing occurred on August 28, 2002, after a number of required conditions to closing were satisfied.

Master Hotel Lease Agreements

         The Secured Hotels are leased by the Partnership to AHM Res II Limited Partnership under a master hotel lease agreement dated as of August 28, 2002. For simplicity, this master hotel lease agreement will be referred to as the "Secured Hotel Lease." The Secured Hotel Lease provides for an initial term of 15 years. The applicable Lessee has the option to extend the term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

         The Secured Hotel Lease provides that the applicable Lessee will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Annual base rent is payable in advance in equal monthly installments. The amount of annual base rent for the Secured Hotels ranges from $100,509 to $817,099 (as prorated for 2002). The base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The lease commencement date for each of the Secured Hotels for rent pro-ration and other purposes is August 10, 2002. Percentage rent is payable quarterly. Percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint, plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The sundry rent is payable quarterly and equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

         In addition, the Partnership and the applicable Lessee have entered into a tenant security agreement dated as of August 28, 2002 in which the Lessee grants the Partnership a security interest in certain collateral to secure, among other things, the Lessee's obligations under the Secured Hotel Lease. The Bossier Hotel is leased under a master hotel lease agreement also dated as of August 28, 2002, which is substantially similar to the Secured Hotel Lease.

Amended and Restated Management Agreements

         The Manager will continue to manage the Secured Hotels under an amended and restated management agreement dated as of August 28, 2002, with the consent of the secured lender and the applicable Lessee. For simplicity, this agreement will be referred to as the "Management Agreement." Management services under the Management Agreement include supervising the operation of the Secured Hotels and collecting revenues from their operation for the benefit of the Lessee.

         The initial term of the Management Agreement will continue until December 28, 2012. The Manager may renew the term of the Management Agreement for one period of 5 years, followed by four periods of 10 years each, provided that an event of default by the Manager has not occurred and provided that the Manager exercises its renewal option with respect to at least 80% of the Secured Hotels that either meet the then-current brand standards for Residence Inn(R) by Marriott(R) or are subject to property improvement programs reasonably required by the Manager. The Manager may elect to renew for an additional term by giving notice to the Lessee at least 18 months before the expiration of the then current term. Such renewal may apply to all or only some of the Secured Hotels. The Lessee may terminate the Management Agreement with respect to the Secured Hotels if the total operating profit for certain specified periods does not reach a specified minimum amount. The Manager has the option to avoid such termination by advancing the amount of the deficiency in operating profit to the Lessee.

         The Manager will receive a management fee for its services. The total management fee consists of a base management fee based on gross revenues, a Residence Inn(R) system fee based on suite revenues and an incentive management fee and a contingent management fee, both based on operating profit. The formulas for these fees are complex and were the result of prior negotiations between the Partnership and the Manager, but were not materially changed in connection with our acquisition of the Partnership.

         The Manager also may exercise a right of first refusal if the Lessee receives a bona fide written offer from a third party that, if accepted and consummated, would cause the Secured Hotels to have more than five separate owners. In such an event, the applicable Lessee must cause the Partnership to give prior notice to the Manager, which will then have 30 days in which to exercise its right of first refusal. Any such purchase, lease or other acquisition of the Secured Hotels by the Manager is required to comply with the terms and conditions set forth in the bona fide offer. The Management Agreement would remain in effect as to any Secured Hotels not involved in such sale, lease or other disposition.

         A substantially similar amended and restated management agreement was executed with the Manager with respect to the Bossier Hotel.

Owner Agreement

         In owner agreements dated as of August 28, 2002, the Manager granted its consent to our acquisition of the Partnership and to the execution of the Secured Hotel Lease and the lease for the Bossier Hotel. In return, the Partnership, as the direct or indirect owner of the hotels, agreed to guarantee the performance of the obligations, including monetary obligations, of each Lessee under the management agreements described above.

Agreements with Secured Lender

         The secured lender granted its consent to our acquisition of the Partnership and to the leasing of the Secured Hotels to the applicable Lessee by an acknowledgement, waiver, consent and amendment dated as of August 28, 2002.

         The secured lender has security interests in the personal property at the Secured Hotels, and in the rents and revenues from their operation, pursuant to separate deeds of trust, assignments of leases and security agreements that were executed by the Partnership prior to our acquisition.

         The Partnership executed a facility mortgagee agreement, a supplemental assignment of leases and rents and a supplemental security agreement, each dated as of August 28, 2002. These agreements contain a number of provisions designed to preserve and protect the secured lender's interest in the Secured Hotels. These protections include subordinating the Secured Hotel Lease to the secured lender's interest in its collateral, granting the secured lender a security interest in the Partnership's interests under the Secured Hotel Lease and granting the secured lender a security interest in any new furniture, fixtures and equipment acquired by the Partnership or the applicable Lessee for the Secured Hotels.

                                 OUR PROPERTIES

         We currently own a total of 48 extended-stay hotels, which contain 5,767 suites and are part of the Residence Inn(R) by Marriott(R) franchise system. The hotels first began their operations during the period from 1984 through 1990. Each hotel was in business when acquired by us. Each hotel offers one and two room suites with the amenities generally offered by upscale extended-stay hotels. The hotels are located in developed areas in competitive markets. We believe the hotels are well-positioned to compete in these markets based on their location, amenities, rate structure and franchise affiliation. In the opinion of management, all of the hotels are adequately covered by insurance. All of our hotels are listed in the table below (with the recently acquired 23 hotels indicated by an asterisk):

                                                        HOTEL SUMMARY

-------------------------------------------------------------------------------------------------------------------------
State                Hotel                          Suites        State              Hotel                        Suites
-------------------------------------------------------------------------------------------------------------------------
Alabama              Birmingham* ..................    128        Michigan           Kalamazoo* ................      83
                     Montgomery ...................     94                           Southfield ................     144

California           Arcadia* .....................    120        Mississippi        Jackson* ..................     120
                     Bakersfield ..................    114
                     Concord-Pleasant Hill ........    126        Missouri           St. Louis-Chesterfield ....     104
                     Costa Mesa ...................    144                           St. Louis-Galleria ........     152
                     Irvine* ......................    112
                     La Jolla .....................    288        Nevada             Las Vegas* ................     192
                     Long Beach ...................    216
                     Placentia* ...................    112        New Mexico         Santa Fe* .................     120
                     San Ramon ....................    106
                                                                  North Carolina     Charlotte* ................      91
Colorado             Boulder ......................    128                           Greensboro* ...............     128

Connecticut          Meriden ......................    106        Ohio               Akron* ....................     112
                                                                                     Cincinnati-Blue Ash .......     118
Florida              Boca Raton* ..................    120                           Cincinnati-Sharonville ....     144
                     Clearwater-St. Petersburg* ...     88                           Columbus ..................      96
                     Jacksonville* ................    112                           Dayton North ..............      64
                     Pensacola* ...................     64                           Dayton South ..............      96

Georgia              Atlanta Airport-Hapeville ....    126        Pennsylvania       Philadelphia-Berwyn* ......      88
                     Atlanta-Buckhead .............    136
                     Atlanta-Cumberland ...........    130        South Carolina     Columbia* .................     128
                     Atlanta-Dunwoody .............    144                           Spartanburg* ..............      88

Illinois             Chicago-Deerfield* ...........    128        Tennessee          Memphis* ..................     105
                     Chicago-Lombard ..............    144
                                                                  Texas              Dallas-Irving .............     120
Louisiana            Shreveport-Bossier City* .....     72                           Houston-Clear Lake ........     110
                                                                                     Lubbock* ..................      80
Massachusetts        Boston-Danvers* ..............     96
                     Boston-Tewksbury .............    130

---------------------

* Acquired on August 28, 2002.

         Eight of our hotels are located in the same markets as extended-stay hotels owned by Apple Suites, Inc. (These hotels are the ones located in Atlanta-Buckhead, Atlanta-Cumberland, Boulder, Clearwater, Dallas-Irving, Jackson, Philadelphia and St. Louis-Chesterfield). As discussed above, the day-to-day operations of our hotels has been contracted to Residence Inn by Marriott, Inc. and our hotels operate under the Residence Inn(R) by Marriott(R) brand. The hotels owned by Apple Suites are operated on a day-to-day basis by a separate management company and operate under the Homewood Suites(R) by Hilton brand. We may in the future acquire additional hotels located in the same markets as hotels owned by Apple Suites. Our Chairman and President, Glade M. Knight, is also Chairman and President of Apple Suites.

         The site of the Bossier Hotel is a portion of a larger property that was previously used as an oil refinery. This refinery property has been a focus of federal and state environmental agencies for a number of years and has undergone environmental clean-up procedures. To deal with remaining subsurface contamination on the refinery property, the U.S. Environmental Protection Agency has developed a clean-up plan, which may result in the installation of monitoring wells or extraction wells on the Bossier Hotel site. We have received a letter from the U.S. Environmental Protection Agency informing us that the EPA is in negotiations with certain other companies with regard to the performance of the EPA-approved remedial design and remedial action plan and also telling us that EPA has no intention of pursuing any party other than those other companies for cleanup costs associated with the refinery property.

         As part of the previous refinancing of the loan secured by the Secured Hotels, the owner of the Bossier Hotel, a wholly-owned subsidiary of the Partnership, was required to establish and fund a reserve account to be held by the lender and to provide for any claim, investigation or litigation that may arise from the environmental condition of the Bossier Hotel. The owner of the Bossier Hotel is required to add $250,000 to the fund each year until 2006. The current balance of this reserve account is $1,542,000. If funds are not disbursed from the reserve account, the lender will hold the reserve until the loan is repaid, or the relevant governmental authority determines that the statute of limitations on filing any claims has expired and no further remedial activities are required at the refinery site.

Item 7.  Financial Statements and Exhibits

a.  Financial Statements of Businesses Acquired

                  Marriott Residence Inn II Limited Partnership

                                    (Audited)

         Report of Independent Public Accountants .......................................   9
         Consolidated Balance Sheets as of December 31, 2001 and 2000 ...................  10
         Consolidated Statements of Operations for the Fiscal Years Ended
              December 31, 2001, 2000 and 1999 ..........................................  11
         Consolidated Statements of Changes in Partners' Capital
              for the Fiscal Years Ended December 31, 2001, 2000 and 1999 ...............  12
         Consolidated Statements of Cash Flows for the Fiscal Years Ended
              December 31, 2001, 2000 and 1999 ..........................................  13
         Notes to Consolidated Financial Statements .....................................  14

                                   (Unaudited)

         Condensed Consolidated Balance Sheets
              June 14, 2002 and December 31, 2001 .......................................  21
         Condensed Consolidated Statements of Operations
              Twelve and Twenty-Four Weeks Ended June 14, 2002 and June 15, 2001 ........  22
         Condensed Consolidated Statements of Cash Flows
              Twenty-Four Weeks Ended June 14, 2002 and June 15, 2001 ...................  23
         Notes to Condensed Consolidated Financial Statements ...........................  24

                    Report of Independent Public Accountants

TO THE PARTNERS OF MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP:

We have audited the accompanying consolidated balance sheets of Marriott Residence Inn II Limited Partnership (a Delaware limited partnership) and subsidiary, as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three fiscal years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the general partner's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marriott Residence Inn II Limited Partnership and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index at Item 14(a)(2) is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                         /s/ ARTHUR ANDERSEN LLP


Vienna, Virginia
March 18, 2002

*** This is a copy of the audit report previously issued by Arthur Andersen in connection with the Partnership's filing on Form 10-K for the year ended December 31, 2001. This audit report has not been reissued by Arthur Andersen in connection with this filing on Form 8-K.

                           Consolidated Balance Sheets
          Marriott Residence Inn II Limited Partnership and Subsidiary
                           December 31, 2001 and 2000
                                   (in thousands)

                                                                                2001              2000
                                                                            -------------    -------------
                                     ASSETS

  Property and equipment, net ...........................................   $     132,137    $     133,126
  Due from Residence Inn by Marriott, Inc. ..............................           3,005            2,814
  Deferred financing costs, net of accumulated amortization .............           1,738            2,150
  Property improvement fund .............................................           3,923            3,998
  Restricted cash reserves ..............................................           7,762            7,693
  Cash and cash equivalents .............................................          25,149           22,291
                                                                            -------------    -------------

                                                                            $     173,714    $     172,072
                                                                            =============    =============

                        LIABILITIES AND PARTNERS' CAPITAL

  LIABILITIES

    Mortgage debt .......................................................   $     132,198    $     134,166
    Incentive management fee due to Residence Inn by Marriott, Inc. .....           5,440            2,895
    Accounts payable and accrued expenses ...............................           2,037            1,998
                                                                            -------------    -------------

          Total Liabilities .............................................         139,675          139,059
                                                                            -------------    -------------

  PARTNERS' CAPITAL

    General Partner

      Capital contribution ..............................................             707              707
      Capital distributions .............................................            (461)            (461)
      Cumulative net income .............................................             172              162
                                                                            -------------    -------------

                                                                                      418              408
                                                                            -------------    -------------
    Limited Partners

      Capital contributions .............................................          62,155           62,155
      Capital distributions .............................................         (45,640)         (45,640)
      Cumulative net income .............................................          17,106           16,090
                                                                            -------------    -------------

                                                                                   33,621           32,605
                                                                            -------------    -------------

          Total Partners' Capital .......................................          34,039           33,013
                                                                            -------------    -------------

                                                                            $     173,714    $     172,072
                                                                            =============    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                      Consolidated Statements of Operations
          Marriott Residence Inn II Limited Partnership and Subsidiary
              For the Years Ended December 31, 2001, 2000 and 1999
                     (in thousands, except per Unit amounts)

                                                                        2001            2000           1999
                                                                     -----------    -----------    -----------
REVENUES
   Suites .........................................................  $    63,727    $    69,721    $    68,360
   Other ..........................................................        2,804          3,367          3,597
                                                                     -----------    -----------    -----------
     Total revenues ...............................................       66,531         73,088         71,957
                                                                     -----------    -----------    -----------

OPERATING COSTS AND EXPENSES
   Suites .........................................................       16,107         17,752         17,213
   Other department costs and expenses ............................        1,475          1,806          1,910
   Selling, administrative and other ..............................       19,877         21,254         20,380
   Depreciation ...................................................        7,295          7,163          8,120
   Incentive management fee .......................................        2,545          2,895          3,090
   Residence Inn system fee .......................................        2,549          2,789          2,734
   Property taxes .................................................        2,262          2,307          2,270
   Base management fee ............................................        1,331          1,462          1,439
   Equipment rent and other .......................................        1,165          1,202          1,325
   Loss on impairment of long-lived assets ........................           --          5,170             --
                                                                     -----------    -----------    -----------
                                                                          54,606         63,800         58,481
                                                                     -----------    -----------    -----------

OPERATING PROFIT ..................................................       11,925          9,288         13,476
   Interest expense ...............................................      (12,362)       (12,562)       (12,681)
   Interest income ................................................        1,463          1,798          1,151
                                                                     -----------    -----------    -----------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS ..........................        1,026         (1,476)         1,946
   Extraordinary gain on the forgiveness of deferred incentive
     management fees ..............................................           --         22,693             --
                                                                     -----------    -----------    -----------

NET INCOME ........................................................  $     1,026    $    21,217    $     1,946
                                                                     ===========    ===========    ===========

ALLOCATION OF NET INCOME
   General Partner ................................................  $        10    $       212    $        19
   Limited Partners ...............................................        1,016         21,005          1,927
                                                                     -----------    -----------    -----------
                                                                     $     1,026    $    21,217    $     1,946
                                                                     ===========    ===========    ===========

NET INCOME PER LIMITED PARTNER UNIT (70,000 Units) ................  $        15    $       300    $        28
                                                                     ===========    ===========    ===========

 The accompanying notes are an integral part of these consolidated financial statements.

               Consolidated Statements of Changes in Partners' Capital
            Marriott Residence Inn II Limited Partnership and Subsidiary
                For the Years Ended December 31, 2001, 2000 and 1999
                                   (in thousands)

                                                    General     Limited
                                                    Partner     Partners     Total
                                                   ---------   ----------   -------
Balance, December 31, 1998 .....................   $     177   $    9,673   $ 9,850
     Net income ................................          19        1,927     1,946
                                                   ---------   ----------   -------
Balance, December 31, 1999 .....................         196       11,600    11,796
     Net income ................................         212       21,005    21,217
                                                   ---------   ----------   -------
Balance, December 31, 2000 .....................         408       32,605    33,013
     Net income ................................          10        1,016     1,026
                                                   ---------   ----------   -------
Balance, December 31, 2001 .....................   $     418   $   33,621    34,039
                                                   =========   ==========   =======

   The accompanying notes are an integral part of these consolidated financial statements.

                      Consolidated Statements of Cash Flows
          Marriott Residence Inn II Limited Partnership and Subsidiary
                For the Years Ended December 31, 2001, 2000 and 1999
                                  (in thousands)

                                                                                   2001         2000        1999
                                                                                ----------   ----------  --------
OPERATING ACTIVITIES
   Net income ...............................................................   $   1,026    $  21,217   $  1,946
   Extraordinary gain on the forgiveness of deferred incentive
      management fees .......................................................          --      (22,693)        --
   Depreciation .............................................................       7,295        7,163      8,120
   Deferred incentive management fee ........................................       2,545        2,895      3,076
   Amortization of deferred financing costs as interest .....................         412          412        411
   Loss on dispositions of property and equipment ...........................           2           73        125
   Loss on impairment of long-lived assets ..................................          --        5,170         --
   Change in operating accounts:
      (Increase)/Decrease in due from Residence Inn by Marriott, Inc. .......        (191)         610        522
      Increase/(Decrease) in accounts payable and accrued expenses ..........          39         (249)       430
      Decrease/(Increase) in restricted cash reserves .......................         (91)         155       (251)
                                                                                ---------    ---------   --------
         Cash provided by operating activities ..............................      11,037       14,753     14,379
                                                                                ---------    ---------   --------

INVESTING ACTIVITIES
   Additions to property and equipment, net .................................      (6,308)      (5,008)    (7,387)
   Change in property improvement fund ......................................          75       (3,532)      (607)
   Change in restricted cash reserves .......................................         768         (250)      (250)
                                                                                ---------    ---------   --------
         Cash used in investing activities ..................................      (5,465)      (8,790)    (8,244)
                                                                                ---------    ---------   --------
FINANCING ACTIVITIES
   Repayment of mortgage debt ...............................................      (1,968)      (1,767)    (1,649)
  Change in restricted cash reserves .......................................         (746)         216        452
                                                                                ---------    ---------   --------
         Cash used in financing activities ..................................      (2,714)      (1,551)    (1,197)
                                                                                ---------    ---------   --------
INCREASE IN CASH AND CASH EQUIVALENTS .......................................       2,858        4,412      4,938
CASH AND CASH EQUIVALENTS at beginning of year ..............................      22,291       17,879     12,941
                                                                                ---------    ---------   --------
CASH AND CASH EQUIVALENTS at end of year ....................................   $  25,149    $  22,291   $ 17,879
                                                                                =========    =========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for mortgage interest ..........................................   $  11,960    $  12,159   $ 12,278
                                                                                =========    =========   ========

   The accompanying notes are an integral part of these consolidated financial statements.

                   Notes to Consolidated Financial Statements
          Marriott Residence Inn II Limited Partnership and Subsidiary

NOTE 1. THE PARTNERSHIP

Description of the Partnership

Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, was formed on September 20, 1988, to acquire, own and operate 23 Residence Inn by Marriott hotels (the "Inns") and the land on which the Inns are located. The Inns are located in 16 states in the United States: four in Florida, three in California, two in both North Carolina and South Carolina and one in each of Alabama, Illinois, Louisiana, Massachusetts, Michigan, Mississippi, Nevada, New Mexico, Ohio, Pennsylvania, Tennessee and Texas. As of December 31, 2001, the Inns have a total of 2,487 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly-owned subsidiary of Marriott International, Inc. ("MII"), as part of the Residence Inn by Marriott hotel system.

The partnership was formed through a public offering of 70,000 limited partnership interests (the "Units") in 1998. The sole general partner, with a 1% interest, is RIBM Two LLC, a Delaware single member limited liability company, which is owned directly and indirectly by Host Marriott, L.P. (`Host LP"), as of December 31, 2001.

To facilitate the refinancing of the partnership's mortgage debt, on March 22, 1996, as permitted by the partnership agreement, the partnership transferred ownership of the Bossier City Residence Inn to a newly formed subsidiary, Bossier RIBM Two LLC ("Bossier LLC"), a Delaware limited liability company.

Partnership Allocations and Distributions

Net profits for Federal income tax purposes are generally allocated to the partners in proportion to the distributions of cash available for distribution. The partnership generally distributes cash available for distribution as follows: (i) first, 99% to the limited partners and 1% to the general partner, until the partners have received, with respect to such year, an amount equal to 10% of their Net Capital Investment, defined as the excess of original capital contributions over cumulative distributions of net refinancing and sales proceeds ("Capital Receipts"); and (ii) second, remaining cash available for distribution will be distributed as follows, depending on the amount of Capital Receipts previously distributed:

(a) 99% to the limited partners and 1% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts of less than 50% of their original capital contributions; or

(b) 90% to the limited partners and 10% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts equal to or greater than 50% but less than 100% of their original capital contributions; or

(c) 75% to the limited partners and 25% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts equal to 100% or more of their original capital contributions.

For Federal income tax purposes, losses and net losses are allocated 99% to the limited partners and 1% to the general partner.

                   Notes to Consolidated Financial Statements
            Marriott Residence Inn II Limited Partnership and Subsidiary

Capital Receipts not retained by the partnership will generally be distributed
(i) first, 99% to the limited partners and 1% to the general partner until the partners have received cumulative distributions from all sources equal to a cumulative simple return of 12% per annum on their Net Capital Investment and an amount equal to their contributed capital, payable only from Capital Receipts; (ii) next, if the Capital Receipts are from a sale, 100% to the general partner until it has received 2% of the gross proceeds from the sale; and (iii) thereafter, 75% to the limited partners and 25% to the general partner.

Gains will generally be allocated (i) first, to those partners whose capital accounts have negative balances until such negative balances are brought to zero; (ii) second, to all partners in amounts necessary to bring their respective capital account balances equal to their invested capital, as defined, plus a 12% return on such invested capital; (iii) next, to the general partner in an amount necessary to bring the general partner's capital account balance to an amount which is equal to 2% of the gross proceeds from the sale, and (iv) thereafter, 75% to the limited partners and 25% to the general partner.

Proceeds from a sale of substantially all of the assets of the partnership will be distributed to the partners in accordance with their capital account balances as adjusted to take into account gain or loss resulting from such sale.

For financial reporting purposes, profits and losses are allocated among the partners based upon their stated interests in cash available for distribution.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The partnership's records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

              Land improvements                     40 years
              Building and improvements             40 years
              Furniture and equipment          3 to 10 years

All property and equipment at 22 of the partnership's 23 Inns (Bossier City excluded) is pledged as security for the mortgage debt described in Note 6.

                   Notes to Consolidated Financial Statements
          Marriott Residence Inn II Limited Partnership and Subsidiary

The partnership assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual hotel basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value. During 2000, the Inn located in Memphis, Tennessee experienced declining cash flows, primarily due to additional competition in its local market. As a result, the partnership concluded that the Inn was impaired, adjusted its basis to the estimated fair market value, and recorded an impairment charge of $5,170,000 during the fourth quarter of 2000. There was no such adjustment required at December 31, 2001.

Income Taxes

Provision for Federal and state income taxes has not been made in the consolidated financial statements since the partnership does not pay income taxes but rather allocates profits and losses to the individual partners. Significant differences exist between the net income for financial reporting purposes and the net income (loss) as reported in the partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets and the timing of the recognition of base and incentive management fee expense. As a result of these differences, the partnership's net assets reported in the accompanying consolidated financial statements exceed the tax basis of such net assets by $6,819,000 and $8,721,000 as of December 31, 2001 and 2000, respectively.

Deferred Financing Costs

Deferred financing costs represent the costs incurred in connection with obtaining the debt financing and are amortized over the term of the debt. As of December 31, 2001 and 2000, deferred financing costs, net of accumulated amortization, totaled $1,738,000 and $2,150,000, respectively. Amortization of deferred financing costs totaled $412,000, $412,000 and $411,000 in 2001, 2000, and 1999, respectively.

Restricted Cash Reserves

On March 22, 1996, the partnership was required to establish certain reserves in conjunction with the refinancing of the Mortgage Debt as described in Note
6. The balances in those reserves, along with other reserves, as of December 31 are as follows (in thousands):

                                                                 2001           2000
                                                             ----------      ----------
        Capital Expenditure Reserve .......................  $    1,523      $    2,291
        Debt Service Reserve ..............................       5,172           4,426
        Real Estate Tax and Insurance Reserve .............       1,067             976
                                                             ----------      ----------
                                                             $    7,762      $    7,693
                                                             ==========      ==========

Cash and Cash Equivalents

The partnership considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Reclassifications

Certain reclassifications were made to the prior year financial statements to conform to the 2001 presentation.

                   Notes to Consolidated Financial Statements
          Marriott Residence Inn II Limited Partnership and Subsidiary

Application of New Accounting Standards

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets SFAS No. 121" to determine when a long-lived asset should be classified as held for sale, among other things. Those criteria specify that the asset must be available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such assets, and the sale of the asset must be probable, and its transfer expected to qualify for recognition as a completed sale, within one year. This Statement is effective for fiscal years beginning after December 15, 2001. The Partnership does not believe implementation of the standard will have a material effect on the Partnership.

NOTE 3. LITIGATION SETTLEMENT

In September 2000, the general partner, Marriott International, Inc., and related defendants closed on the settlement of a lawsuit filed by limited partners from seven limited partnerships, including the partnership's limited partners ("Litigation Settlement"). In accordance with the terms of the settlement, the defendants made cash payments of approximately $152 per Unit to the limited partners, in exchange for dismissal of the litigation and a complete release of all claims. In addition to these cash payments, the Manager agreed to forgive $22.7 million of deferred incentive management fees payable by the partnership, which is reflected as an extraordinary gain in the statements of operations for the year ended December 31, 2000.

The partnership and the Inns are involved in routine litigation and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and which collectively are not expected to have a material adverse effect on the business, financial condition or results of operations of the partnership.

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31 (in thousands):

                                                                   2001           2000
                                                               -----------    ------------
          Land ..............................................  $    36,613    $     36,613
          Building and improvements .........................      132,841         128,145
          Furniture and equipment ...........................       34,093          32,497
                                                               -----------    ------------
                                                                   203,547         197,255
          Accumulated depreciation ..........................      (71,410)        (64,129)
                                                               -----------    ------------

                                                               $   132,137    $    133,126
                                                               ===========    ============

NOTE 5. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments are shown below (in thousands). The fair values of financial instruments not included in this table are estimated to be equal to their carrying amounts.

                   Notes to Consolidated Financial Statements
          Marriott Residence Inn II Limited Partnership and Subsidiary

                                             As of December 31, 2001            As of December 31, 2000
                                           --------------------------        ---------------------------
                                                            Estimated                         Estimated
                                             Carrying          Fair           Carrying          Fair
                                              Amount          Value            Amount           Value
                                           ------------    ----------        ----------      -----------

Mortgage debt ...........................  $  132,198      $  132,628        $  134,166      $  137,427

The estimated fair value of the mortgage debt obligation is based on expected future debt service payments discounted at estimated risk adjusted rates.

NOTE 6. MORTGAGE DEBT

The partnership's mortgage debt (the "Mortgage Debt") is comprised of a $140 million note. The Mortgage Debt is nonrecourse to the partnership, bears interest at a fixed rate of 8.85% based upon actual number of days over a 360 day year for a 10-year term expiring March 10, 2006 and required payments of interest only during the first loan year and principal amortization based upon a 25-year amortization schedule beginning with the second loan year.

Principal amortization of the Mortgage Debt at December 31, 2001 is as follows (in thousands):


                    2002 ...................  $   2,152
                    2003 ...................      2,353
                    2004 ...................      2,540
                    2005 ...................      2,811
                    2006 ...................    122,342
                    Thereafter .............         --
                                              ---------

                                              $ 132,198
                                              =========

The Mortgage Debt is secured by first mortgages on 22 of the partnership's 23 Inns, the land on which they are located, a security interest in all personal property associated with those Inns including furniture and equipment, inventory, contracts, and other intangibles and the partnership's rights under the management agreements. The Bossier City Residence Inn did not pass certain required thresholds to enable the property to collateralize the Mortgage Debt. The partnership was required to deposit $500,000 into a reserve account and fund $250,000 annually into the account to provide for any claim, investigation, or litigation that may arise from any environmental condition at the Bossier City Residence Inn. The initial $500,000 deposit was funded by the lender. The partnership is required to repay the initial reserve as promptly as possible if the partnership draws on the deposit or by the end of the 10-year term in March 2006. Any draws upon the account will accrue interest at the 30-day London Interbank Offered Rate ("LIBOR") plus 4.5 percentage points. If the partnership does not need to draw on the reserve account, the lender will hold the reserve until such time as the Mortgage Debt is either repaid, or a governmental authority determines that the statute of limitations on filing any claims has expired or that no further remedial activities are required at the property. The balance of this reserve, as of December 31, 2001, is $1,292,000 and is included in capital expenditure reserves, a component of restricted cash on the accompanying consolidated balance sheets.

Pursuant to the terms of the Mortgage Debt, the partnership was required to establish with the lender a separate escrow account for payments of insurance premiums and real estate taxes (the "Real Estate Tax and Insurance Escrow Reserves") for each mortgaged property due to a downgrade of the credit rating of MII by Standard and Poor Rating Services in 1997. The partnership funded the Real Estate Tax and Insurance Escrow Reserve for $834,000 in 1997. As a result of this downgrade, the Mortgage Debt also required the partnership to fund an

                   Notes to Consolidated Financial Statements
          Marriott Residence Inn II Limited Partnership and Subsidiary

additional month's debt service into the debt service reserve account over a six month period and the Manager required the partnership to fund an additional working capital reserve. Additionally, the terms of the Mortgage Debt require the partnership to maintain a debt service reserve equal to three months of debt service and a reserve for environmental remediation projects identified during the course of the environmental studies undertaken in conjunction with the refinancing.

NOTE 7. MANAGEMENT AGREEMENTS

The Manager operates the Inns pursuant to two long-term management agreements ("Management Agreements") with initial terms expiring December 31, 2012. The Management Agreements expire in 2012 with renewal at the option of the Manager for one or more of the Inns for up to 45 years thereafter. The Manager earns a base management fee equal to 2% of the Inns' gross revenues. Base management fees are paid currently.

In addition, the Manager is entitled to an incentive management fee equal to 15% of Operating Profit, as defined (23.5% in any year in which operating profit is equal to or greater than $25.3 million; however, cumulative incentive management fees cannot exceed 20% of cumulative Operating Profit). The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of debt service, provision for partnership administrative expenses, payment of the base management fee, payment of deferred base management fees and retention by the partnership of annual cash flow from operations of $7,071,000. After the partnership has retained an additional 5% return, the incentive management fee is payable out of 75% of the remaining cash flow from operations. Unpaid incentive management fees are deferred without interest and are payable from future operating cash flow, as defined. Incentive management fees of $2,545,000, $2,895,000 and $3,090,000 were earned during 2001, 2000 and 1999, respectively.
The partnership did not pay incentive management fees in 2001 or 2000. During 1999, the partnership paid incentive management fees of $14,000. Deferred incentive management fees were $5,440,000 and $2,895,000 as of December 31, 2001 and 2000, respectively. In connection with the Litigation Settlement, the Manager waived $22,693,000 of deferred incentive management fees, which was recognized as an extraordinary gain during 2000.

The Management Agreements also provide for annual payments of the Residence Inn system fee equal to 4% of suite revenues. In addition, the Manager is reimbursed for each Inn's pro rata share of the actual costs and expenses incurred in providing certain chain services on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional, and public relations materials and programs, and operating a toll-free reservation system. Each Inn contributes 2.5% of suite revenues to the marketing fund. The Inns also participate in the Marriott Rewards Program ("MRP"). The cost of this program is charged to all hotels in the Marriott hotel system. For the years ended December 31, 2001, 2000 and 1999, respectively, the partnership paid a Residence Inn system fee of $2,549,000, $2,789,000 and $2,734,000, reimbursed the Manager for $1,803,000,
$1,941,000 and $1,975,000 of chain services, contributed $1,593,000, $1,743,000 and $1,705,000 to the marketing fund, and paid MRP costs of $191,000, $277,000 and $249,000. Chain services, contributions to the marketing fund and MRP costs are included in other operating expenses in the accompanying consolidated statements of operations.

The partnership is required to provide the Manager with working capital to meet the operating needs of the Inns. The Manager converts cash advanced by the partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the Manager. Upon termination of the Management Agreements, the working capital will be returned to the partnership. The individual components of working capital controlled by the Manager are not reflected in the partnership's

                   Notes to Consolidated Financial Statements
          Marriott Residence Inn II Limited Partnership and Subsidiary


consolidated balance sheets. For December 31, 2001 and 2000, $2,050,000 has been advanced to the Manager for working capital which is included in Due from Residence Inn by Marriott, Inc. in the accompanying consolidated balance sheets.

The Management Agreements provide for the establishment of a property improvement fund for the Inns to cover the cost of replacements and renewals to the Inns' property and improvements. Total contributions to the property improvement fund for the years ended December 31, 2001, 2000 and 1999 were $4,657,000, $6,716,000 and $7,535,000, respectively. Based on capital budgets, it was determined that the property improvement fund was insufficient to meet current needs beginning in 1998. The shortfall is primarily due to the need to complete total suite refurbishments at the majority of the partnership's Inns. To reduce this shortfall, the partnership provided additional cash contributions of $1.6 million and $2.5 million to the property improvement fund in the first quarters of 2000 and 1999, respectively, and increased the contribution rate beginning in 1999 to 7% of gross Inn revenues. In addition, the Partnership has agreed to fund $9.7 million of capital expenditures. Actual funding of these improvements is not expected to occur until the end of the year.

                 Marriott Residence Inn II Limited Partnership
                      Condensed Consolidated Balance Sheets
                            (Unaudited, in thousands)


                                                                                    June 14,         December 31,
                                                                                      2002               2001
                                                                                  -------------    ----------------
                                                                                   (Unaudited)
                                     ASSETS

   Property and equipment, net .............................................      $     129,888    $        132,137
   Due from Residence Inn by Marriott, Inc. ................................              4,308               3,005
   Deferred financing costs, net of accumulated amortization ...............              1,548               1,738
   Property improvement fund ...............................................              5,188               3,923
   Restricted cash reserves. ...............................................              6,316               7,762
   Cash and cash equivalents ...............................................             25,854              25,149
                                                                                  -------------    ----------------

                                                                                  $     173,102    $        173,714
                                                                                  =============    ================

                        LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
   Mortgage debt ...........................................................      $     131,130    $        132,198
   Incentive management fee due to Residence Inn by Marriott, Inc. .........              6,625               5,440
   Accounts payable and accrued expenses ...................................              1,503               2,037
                                                                                  -------------    ----------------

         Total Liabilities .................................................            139,258             139,675
                                                                                  -------------    ----------------

PARTNERS' CAPITAL
   General partner .........................................................                417                 418
   Limited Partners.........................................................             33,427              33,621
                                                                                  -------------    ----------------

         Total Partners' Capital ...........................................             33,844              34,039
                                                                                  -------------    ----------------

                                                                                  $     173,102    $        173,714
                                                                                  =============    ================

            See Notes to Condensed Consolidated Financial Statements.

                  Marriott Residence Inn II Limited Partnership
                 Condensed Consolidated Statements of Operations
           (Unaudited, in thousands, except Unit and per Unit amounts)

                                                       Twelve Weeks Ended               Twenty-Four Weeks Ended
                                                   June 14,          June 15,         June 14,          June 15,
                                                     2002              2001              2002             2001
                                                 -------------    --------------    -------------    --------------
REVENUES

   Suites ....................................   $      14,783    $       15,468    $      28,805    $       31,429
   Other .....................................             526               717            1,100             1,405
                                                 -------------    --------------    -------------    --------------
         Total revenues ......................          15,309            16,185           29,905            32,834
                                                 -------------    --------------    -------------    --------------

OPERATING COSTS AND EXPENSES
   Suites ....................................           3,576             3,961            7,004             8,018
   Department costs and expenses .............             450               507              897               927
   Selling, administrative and other .........           4,359             4,495            8,645             9,425
   Depreciation ..............................           1,651             1,712            3,319             3,384
   Incentive management fee ..................             606               645            1,185             1,286
   Residence Inn system fee ..................             591               619            1,073             1,257
   Property taxes ............................             567               542            1,102             1,037
   Equipment rent and other ..................             861               417            1,040               642
   Base management fee .......................             306               324              598               657
                                                 -------------    --------------    -------------    --------------

OPERATING PROFIT .............................           2,342             2,963            5,042             6,201
   Interest expense ..........................          (2,809)           (2,851)          (5,531)           (5,646)
   Interest income ...........................             164               419              294               733
                                                 -------------    --------------    -------------    --------------

NET INCOME (LOSS) ............................   $        (303)   $          531    $        (195)   $        1,288
                                                 =============    ==============    =============    ==============

ALLOCATION OF NET INCOME (LOSS)
   General partner ...........................   $          (3)   $            5    $          (2)   $           13
   Limited Partners ..........................            (300)              526             (193)            1,275
                                                 -------------    --------------    -------------    --------------

                                                 $        (303)   $          531    $        (195)   $        1,288
                                                 =============    ==============    =============    ==============

NET INCOME (LOSS) PER LIMITED PARTNER UNIT
   (70,000 Units) ............................   $          (4)   $            7    $          (3)   $           18
                                                 =============    ==============    =============    ==============

            See Notes to Condensed Consolidated Financial Statements.

                  Marriott Residence Inn II Limited Partnership
                 Condensed Consolidated Statements of Cash Flows

                            (Unaudited, in thousands)

                                                                                        Twenty-Four Weeks Ended
                                                                                      June 14,           June 15,
                                                                                        2002               2001
                                                                                    -------------    --------------
OPERATING ACTIVITIES
   Net income (loss) ...................................................            $        (195)   $        1,288
   Depreciation ........................................................                    3,319             3,384
   Amortization of deferred financing costs ............................                      190               191
   Deferred incentive management fees ..................................                    1,185             1,286
   Loss on dispositions of fixed assets ................................                       --                 2
   Changes in operating accounts .......................................                   (1,835)           (2,583)
                                                                                    -------------    --------------

         Cash provided by operating activities .........................                    2,664             3,568
                                                                                    -------------    --------------

INVESTING ACTIVITIES
   Additions to property and equipment, net ............................                   (1,070)           (1,401)
   Change in property improvement fund .................................                   (1,265)           (1,541)
                                                                                    -------------    --------------

         Cash used in investing activities .............................                   (2,335)           (2,942)
                                                                                    -------------    --------------

FINANCING ACTIVITIES
   Repayment of mortgage debt ..........................................                   (1,068)             (964)
   Change in debt service reserves .....................................                    1,444               944
                                                                                    -------------    --------------

         Cash provided by (used in) financing activities ...............                      376               (20)
                                                                                    -------------    --------------

INCREASE IN CASH AND CASH EQUIVALENTS ..................................                      705               606

CASH AND CASH EQUIVALENTS at beginning of period .......................                   25,149            22,291
                                                                                    -------------    --------------

CASH AND CASH EQUIVALENTS at end of period .............................            $      25,854    $       22,897
                                                                                    =============    ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for mortgage interest .....................................            $       5,894    $        5,999
                                                                                    =============    ==============

            See Notes to Condensed Consolidated Financial Statements.

                  Marriott Residence Inn II Limited Partnership
              Notes to Condensed Consolidated Financial Statements

                                   (Unaudited)

1.   Organization

Marriott Residence Inn II Limited Partnership (the "Partnership"), a Delaware limited partnership, owns 23 Marriott Residence Inn properties (the "Inns") and the land on which the Inns are located. The Inns are located in 16 states and contain a total of 2,487 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly owned subsidiary of Marriott International, Inc. See Note 4 Subsequent Events for a discussion of a proposed merger with Apple Hospitality Two, Inc.

2.   Summary of Significant Accounting Policies

The accompanying condensed consolidated financial statements of the Partnership have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Partnership believes the disclosures made are adequate to make the information presented not misleading. However, the unaudited, condensed consolidated financial statements should be read in conjunction with the Partnership's consolidated financial statements and notes thereto included in the Partnership's annual report on Form 10-K for the year ended December 31, 2001.

In the opinion of the Partnership, the accompanying unaudited, condensed consolidated financial statements reflect all adjustments necessary to present fairly the financial position of the Partnership as of June 14, 2002, and the results of its operations for the twelve and twenty-four weeks ended June 14, 2002 and June 15, 2001 and cash flows for the twenty-four weeks ended June 14, 2002 and June 15, 2001. Interim results are not necessarily indicative of full year performance because of the impact of seasonal and short-term variations.

For financial reporting purposes, net income of the Partnership is allocated 99% to the limited partners and 1% to RIBM Two LLC, the general partner. Significant differences exist between the net income for financial reporting purposes and the net income for federal income tax purposes. These differences are due primarily to the use, for federal income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets, and differences in the timing of the recognition of incentive management fee expense.

3.   Amounts Paid to the General Partner and Marriott International, Inc.

The chart below summarizes cash amounts paid to the general partner and Marriott International, Inc. for the twenty-four weeks ended June 14, 2002 and June 15, 2001 (in thousands):

                                                                    2002           2001
                                                                -----------    -----------
Marriott International, Inc.:
     Residence Inn system fee ............................      $     1,073    $     1,257
     Chain services and Marriott Rewards Program .........              739            938
     Marketing fund contribution .........................              720            786
     Base management fee .................................              598            657
                                                                -----------    -----------
                                                                $     3,130    $     3,638
                                                                ===========    ===========
General partner:
     Administrative expenses reimbursed ..................      $       139    $        70
                                                                ===========    ===========

4.      Subsequent Events

As disclosed in a letter to the limited partners on April 30, 2002, and in a consent solicitation distributed to the limited partners on or about July 8, 2002, the Partnership has entered into a definitive merger agreement with Apple Hospitality Two, Inc. ("Apple") and AHT RES II Acquisition, L.P., a wholly owned indirect subsidiary of Apple, pursuant to which Apple will acquire all of the outstanding partnership interests in the Partnership and will assume approximately $131 million of the Partnership's indebtedness and the Partnership's obligation to fund the $9.7 million capital expenditure plan for the current fiscal year.

The aggregate purchase price for all of the outstanding units and the one percent general partner interest is $29,250,000. If the merger is completed, the limited partners will receive $415 in cash for each unit of limited partnership interest owned immediately prior to the closing of the merger. In addition, the limited partners will receive a beneficial interest in a liquidating trust to be created by the Partnership to hold several contingent assets of the Partnership and to facilitate certain cashflow adjustments and other transactions to be made by the parties after the closing of the merger. Prior to the closing of the merger, the Partnership will contribute $300,000 ($4.28 per unit) and assign certain contingent assets to this trust, which will be managed without profit by the general partner. Approximately two years after the completion of the merger, the trust will be liquidated and its remaining assets distributed to the limited partners. The general partner will receive $200,000 in cash for its 1% general partner interest, which will be retained by Apple for a period of time after completion of the merger to satisfy certain indemnification obligations that the general partner agreed to fund under the merger agreement.

Consummation of the merger is subject to certain conditions, including approval of the merger by the limited partners holding a majority of the issued and outstanding units, consent of the Partnership's lender and consent of the Manager. On July 8, 2002, the Partnership commenced a consent solicitation seeking the consent of a majority of the holders to the proposed merger. The Partnership mailed a copy of the consent solicitation to each limited partner who is listed on the records of the Partnership on July 3, 2002. The consent period ends at 2:00 p.m. on August 8, 2002.

b.  Pro Forma Financial Information

                           Apple Hospitality Two, Inc.

                                   (Unaudited)

       Pro Forma Condensed Consolidated Balance Sheet As of June 30, 2002.............................. 27
       Notes to Pro Forma Condensed Consolidated Balance Sheet......................................... 28
       Pro Forma Condensed Consolidated Statements of Operations For the
             Year Ended December 31, 2001 and the Six Months Ended June 30, 2002....................... 29
       Notes to Pro Forma Condensed Consolidated Statements of Operations.............................. 30

Apple Hospitality Two, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2002 (unaudited)


The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Hospitality Two, Inc. (the "Company") is presented as if the purchase of Marriott Residence Inn Limited Partnership (the "Partnership"), containing 23 Residence Inn(R) by Marriott(R) hotels, for approximately $160 million in gross purchase price had occurred on June 30, 2002.

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned subsidiary pursuant to master hotel lease agreements. Residence Inn By Marriott, Inc. will continue to manage the hotels under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of the Company, and the historical Balance Sheet of the Marriott Residence Inn Limited Partnership and Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company is not necessarily indicative of what actual financial condition of the Company would have been assuming such transactions had been completed on June 30, 2002, nor does it purport to represent the financial position for future periods. These unaudited pro forma condensed financial statements should be read in conjunction with the Company's historical consolidated financial statements.


                                                             Company               (A)
                                                            Historical         Historical             Pro
                                                           Consolidated         Marriott             Forma                 Total
                                                          Balance Sheet    Residence Inn II LP  Adjustments (B)           Proforma
                                                          -------------------------------------------------------------------------
ASSETS

Investment in hotel properties                            $ 249,532,341      $ 129,888,000        $ 1,646,703   (C)   $ 381,067,044
Cash and cash equivalents                                    68,794,802         25,854,000        (30,942,703)  (B)      63,706,099
Restricted cash reserves                                                         6,316,000                                6,316,000
Deposit for potential acquisition                             3,000,000                  -         (3,000,000)  (B)               -
Due from Residence Inn by Marriott, Inc.                      2,535,282          4,308,000                                6,843,282
Furniture, fixtures & equipment reserve                       7,132,744          5,188,000                  -            12,320,744
Deferred financing costs, net of accumulated amortizaton                         1,548,000         (1,548,000)  (D)               -
Deposit for refinancing                                       2,000,105                  -                  -             2,000,105
Other assets                                                  3,685,176                  -                  -             3,685,176
                                                                      -                  -                  -                     -
                                                          -------------------------------------------------------------------------
Total Assets                                              $ 336,680,450      $ 173,102,000      $ (33,844,000)        $ 475,938,450
                                                          =========================================================================


LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities

Mortgage notes payable                                    $ 142,912,276      $ 131,130,000                            $ 274,042,276
Accounts payable - affiliate                                    123,610                  -                                  123,610
Accounts payable and accrued expenses                         2,476,954          1,503,000                                3,979,954
Capital lease obligations                                       153,066                  -                                  153,066
Interest payable                                                367,888                  -                                  367,888
Deferred incentive management fees payable                      818,580          6,625,000                                7,443,580
                                                          ----------------------------------------------------        -------------
Total Liabilities                                           146,852,374        139,258,000                  -           286,110,374

Shareholders' equity

Total partmers' capital                                                         33,844,000        (33,844,000)  (E)               -
Preferred stock, no par value, authorized
    15,000,000 shares; none issued or outstanding                     -                                                           -
Common stock, no par value, authorized 200,000,000
   shares; issued and outstanding 21,344,510 shares         190,484,388                                                 190,484,388
Class B convertible stock, no par value, authorized
   240,000 shares; issued and outstanding 240,000 shares         24,000                                                      24,000
Distributions greater than net income                          (680,312)                                                   (680,312)
                                                          -------------------------------------------------------------------------

Total Shareholders' Equity                                  189,828,076         33,844,000        (33,844,000)          189,828,076
                                                          -------------------------------------------------------------------------

Total Liabilities and Shareholders' Equity                $ 336,680,450      $ 173,102,000      $ (33,844,000)        $ 475,938,450
                                                          =========================================================================

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A) Represents the historical June 30, 2002 balance sheet of the partnership.

(B) Total purchase price consists of the following:

     Purchase price per contract, net of cash acquired            $ 135,756,718
     Fair value of deferred incentive management fee liability
          assumed                                                     6,625,000
     Fair value of other liabilities assumed                          1,503,000
                                                                  -------------
          Sub-total                                                 143,884,718
     Acquisition fee payable to ASRG                                  3,199,732
     Additional closing costs                                           262,253
                                                                  -------------
          Total purchase price                                    $ 147,346,703
                                                                  =============


The purchase price was satisfied by the following:
     Cash:
          -on hand                                                $   5,088,703
          -deposit previously made to seller                          3,000,000
     Assumption of mortgage loan at fair value                      131,130,000
     Assumption of other liabilities                                  8,128,000
                                                                  -------------
                                                                  $ 147,346,703
                                                                  =============



(C) Allocation of purchase price (see Note B above) to assets acquired at fair value are as follows:

     Purchase price (See Note B)                                  $ 147,346,703
     Less:
          Restricted cash - FF&E reserves                           (11,504,000)
          Other assets and prepaids                                  (4,308,000)
                                                                  -------------
     Amount allocated to investment in hotel properties             131,534,703
     Net book value of investment in hotel properties               129,888,000
                                                                  -------------
     Net increase in book value of investment in hotels           $   1,646,703
                                                                  =============

(D) Represents elimination of deferred financing costs.

(E) Represents the elimination of Partners' capital account from prior owner.

Apple Hospitality Two, Inc.
Pro Forma Condensed Consolidated Statements of Operations (unaudited)
For the twelve months ended December 31, 2001 (audited) and the six months ended June 30, 2002 (unaudited)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Hospitality Two, Inc. (the "Company") are presented as if the purchase of Marriott Residence Inn II Limited Partnership (the "Partnership"), containing 23 Residence Inn(R) by Marriott(R) hotels, for approximately $160 million in gross purchase price had occurred on January 1, 2001 for the twelve month and January 1, 2002, for the six month statement of operations.

In addition, the unaudited Pro Forma Condensed Statement of Operations includes the purchase of 15 Residence Inn(R) by Marriott(R) hotels in March 2002 for an aggregate purchase price of $133 million; as well as, 10 Residence Inn(R) by Marriott(R) hotels from Crestline Capital Corporation in September 2001, for an aggregate purchase price of $123.5 million. The results of operations subsequent to our purchase are included in the historical statement of operations of the Company.

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned subsidiary pursuant to master hotel lease agreements. Residence Inn by Marriott, Inc. will continue to manage the hotels under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operations of the Marriott Residence Inn I and II Limited Partnerships and Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2001 for the twelve month and January 1, 2002 for the six month statement of operations, nor does it purport to represent the results of operations for future periods.

For the twelve months ended December 31, 2001

                                                    Company
                                                   Historical
                                                  Statement of        Historical
                                                   Operations       Residence Inn       Pro forma          Pro forma before
                                                (May 1- Dec. 31)     III LLC (A)       Adjustments         2002 acquisitions
                                                --------------------------------------------------------  -------------------
Revenue:
   Suite revenue                                  $ 10,022,272         27,564,918                -           $ 37,587,190
   Other operating revenue                             414,493                  -                -                414,493
   Interest income                                   2,005,006                  -       (1,827,669) (B)           177,337
                                                ---------------------------------------------------       ----------------
Total revenue                                       12,441,771         27,564,918       (1,827,669)            38,179,020

Expenses:
   Operating expenses                                4,516,264         12,288,306                -             16,804,570
   General and administrative                          491,009                  -          372,897  (C)           863,906
   Franchise fees (Residence Inn System Fee)           400,888          1,055,127                -              1,456,015
   Management fees                                     474,041            551,298                -              1,025,339
   Permits, Licenses & Lease Payments                        -            128,688                -                128,688
   Chain Services                                      233,643            552,449                -                786,092
   Incentive management fees                                 -            841,983                -                841,983
   Taxes, insurance and other                          552,734          1,322,418                -              1,875,152
   Depreciation of real estate owned                 1,084,933                  -        2,019,336  (D)         3,104,269
                                                                                                                        -
   Interest                                          1,371,540                  -        2,868,745  (E)         4,240,285
                                                                                                                        -
                                                ---------------------------------------------------       ----------------
Total expenses                                       9,125,052         16,740,269        5,260,978             31,126,299

Income tax expense                                           -                  -                -                      -
                                                ---------------------------------------------------       ----------------

Net income                                        $  3,316,719         10,824,649       (7,088,647)             7,052,721
                                                ===================================================       ================

Earnings per common share:
   Basic and Diluted                              $       0.52                                                       0.75
                                                ==============                                            ================

Basic and diluted weighted average
common shares outstanding                            6,334,649                           3,038,590              9,373,239

                                                                                            Pro forma before       Historical
                                                    Historical                               acquisition of         Marriott
                                                Marriott Residence      Pro forma          Marriott Residence       Residence
                                                    Inn LP (A)         Adjustments             Inn II LP          Inn II LP (A)
                                               ---------------------------------------------------------------------------------
Revenue:
   Suite revenue                                  $ 61,423,000                  -             $ 99,010,190         $ 63,727,000
   Other operating revenue                           2,621,000                  -                3,035,493            2,804,000
   Interest income                                     664,000           (664,000)  (B)            177,337            1,463,000
                                               ---------------------------------------------------------------------------------
Total revenue                                       64,708,000           (664,000)             102,223,020           67,994,000

Expenses:
   Operating expenses                               28,116,000                  -               44,920,570           37,459,000
   General and administrative                        1,636,000         (1,636,000)  (C)            863,906                    -
   Franchise fees (Residence Inn System Fee)         2,457,000            440,837   (D)          4,353,852            2,549,000
   Management fees                                   1,281,000                  -                2,306,339            1,331,000
   Permits, Licenses & Lease Payments                        -                  -                  128,688            1,165,000
   Chain Services                                            -                  -                  786,092                    -
   Incentive management fees                         3,375,000                  -                4,216,983            2,545,000
   Taxes, insurance and other                        5,807,000                  -                7,682,152            2,262,000
   Depreciation of real estate owned                 6,479,000         (6,479,000)  (E)                  -            7,295,000
                                                             -          3,006,965   (F)          6,111,234
   Interest                                         10,152,000        (10,152,000)  (G)                  -           12,362,000
                                                                        9,370,685   (H)         13,610,970
                                               ---------------------------------------------------------------------------------
Total expenses                                      59,303,000         (5,448,514)              84,980,786           66,968,000

Income tax expense                                           -                  -                        -                    -
                                               ---------------------------------------------------------------------------------

Net income                                           5,405,000          4,784,514   (I)         17,242,234         $  1,026,000
                                               =================================================================================

Earnings per common share:
   Basic and Diluted                                                                                  1.15
                                                                                             ==============

Basic and diluted weighted average
common shares outstanding                                               5,603,630   (J)         14,976,869

                                               Pro Forma              Total
                                              Adjustments           Pro Forma
                                             -----------------------------------
Revenue:
   Suite revenue                              $          -        $ 162,737,190
   Other operating revenue                               -            5,839,493
   Interest income                              (1,463,000) (B)               -
                                                  (100,000) (C)          77,337
                                              ------------       --------------
Total revenue                                   (1,563,000)         168,576,683

Expenses:
   Operating expenses                                    -           82,379,570
   General and administrative                      325,000  (D)       1,188,906
   Franchise fees (Residence Inn System Fee)             -            6,902,852
   Management fees                                       -            3,637,339
   Permits, Licenses & Lease Payments                    -            1,293,688
   Chain Services                                                       786,092
   Incentive management fees                             -            6,761,983
   Taxes, insurance and other                            -            9,944,152
   Depreciation of real estate owned            (7,295,000) (E)
                                                 3,885,419  (F)       9,996,653
   Interest                                              -
                                                                     25,972,970
                                              ------------        -------------
Total expenses                                  (3,084,581)         148,864,205

Income tax expense                                       -                    -
                                              ------------        -------------

Net income                                    $  1,521,581        $  19,712,478
                                              =================================

Earnings per common share:
   Basic and Diluted                                              $        1.32
                                                                  =============

Basic and diluted weighted average
common shares outstanding                                            14,976,869

For the six months ended June 30, 2002 (unaudited)

                                                    Company         Historical                          Pro forma before
                                                   Historical    Marriot Residence                       acquisition of
                                                  Statement of   Inn LP for Periods    Pro forma       Marriott Residence
                                                   Operations        1 & 2 2002       Adjustments          Inn II LP
                                                 ------------------------------------------------      ------------------
Revenue:
   Suite revenue                                 $  33,381,932          $ 7,516,099             -              40,898,031
   Other operating revenue                           1,188,221              296,191             -               1,484,412
   Interest income                                     336,387                    -             -                 336,387
                                                 ------------------------------------------------      ------------------
Total revenue                                       34,906,540            7,812,290             -              42,718,830

Expenses:
   Operating expenses                               15,513,207            3,931,579             -              19,444,786
   General and administrative                          683,325                    -       215,348  (D)            898,673
   Franchise fees (Residence Inn System Fee)         1,335,276              300,644             -               1,635,920
   Management fees                                   1,515,880              156,246             -               1,672,126
   Permits, Licenses & Lease Payments                        -               46,747             -                  46,747
   Chain Services                                      538,334              143,542             -                 681,876
   Incentive management fees                                 -                    -             -                       -
   Taxes, insurance and other                        2,212,034              434,737             -               2,646,771
   Depreciation of real estate owned                 2,639,286                    -       443,527  (F)          3,082,813
                                                                                                -                       -
   Imputed interest expense on Res I                   450,000                    -             -                 450,000
   Interest                                          4,502,602                    -     1,365,355  (H)          5,867,957
                                                 ------------------------------------------------      ------------------

Total expenses                                      29,389,944            5,013,495     2,024,230              36,427,669

Income tax expense                                           -                    -             -                       -
                                                 ------------------------------------------------      ------------------

Net income                                       $   5,516,596          $ 2,798,795  $ (2,024,230)            $ 6,291,161
                                                 ================================================      ==================

Earnings per common share:
   Basic and Diluted                             $        0.33                                                       0.37
                                                 =============                                         ==================

Basic and diluted weighted average
common shares outstanding                           16,810,654                                  -              16,810,654
                                                 =============                                         ==================

                                                    Historical
                                                     Marriott
                                                     Residence       Pro Forma                        Total
                                                   Inn II LP (A)    Adjustments                   Pro Forma
                                                 ------------------------------------------------------------
Revenue:
   Suite revenue                                    $ 28,805,000   $           -                   69,703,031
   Other operating revenue                             1,100,000               -                    2,584,412
   Interest income                                       294,000        (294,000)  (B)                      -
                                                                         (50,000)  (C)                286,387
                                                 -------------------------------            -----------------
Total revenue                                         30,199,000        (344,000)                  72,573,830

Expenses:
   Operating expenses                                 16,546,000                                   35,990,786
   General and administrative                                  -         365,232   (D)              1,263,905
   Franchise fees (Residence Inn System Fee)           1,073,000               -                    2,708,920
   Management fees                                       598,000               -                    2,270,126
   Permits, Licenses & Lease Payments                  1,040,000               -                    1,086,747
   Chain Services                                              -                                      681,876
   Incentive management fees                           1,185,000               -                    1,185,000
   Taxes, insurance and other                          1,102,000               -                    3,748,771
   Depreciation of real estate owned                   3,319,000      (3,319,000)  (E)                      -
                                                                       1,942,710   (F)              5,025,523
   Imputed interest expense on Res I                                                                  450,000
   Interest                                            5,531,000                                   11,398,957
                                                 -------------------------------            -----------------

Total expenses                                        30,394,000      (1,011,059)                  65,810,610

Income tax expense                                             -               -                            -
                                                 -------------------------------            -----------------

Net income                                          $   (195,000)  $     667,290                    6,763,451
                                                 ============================================================

Earnings per common share:
   Basic and Diluted                                                                                     0.40
                                                                                            =================

Basic and diluted weighted average
common shares outstanding                                                                          16,810,654
                                                                                            =================

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited) for Residence Inn III LLC:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2001 for the respecitve periods prior to acquisition by the Company in September 2001.

(B) Represents the elimination of the interst income recorded on the $47 million promissory note with Cresline, as the note receivable was used to purchase the Partnership.

(C) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $814, 377 and $372, 896 for the year ended December 31, 2000, and the period ended December 31, 2001, respectively.

(D) Represents the depreciation on the hotels acquired based on the purchase price allocation of $98 million to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(E) Represents the interst expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rate of 8.08% on the mortgage debt of $53 million.

(F) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as a realization is not certain.

(G) Represents the number of shares assumin Residence Inn III LLC was acquired at the beginning of the period presented.

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited) for Marriott Residence Inn LP:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company on January 1, 2001.

(B) Represents the elimination of historical interest income recorded by the prior owner.

(C) Represents the elimination of the historical general and administrative expense allocated ot the hotels by the prior owner, which will not be incurred by the Company. The amount indicated for general and administrative expense was extracted from the Partnership's historical statement based on an estimate.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $330,628 for the year ended December 31, 2001 and $215,348 for the two months not owned in 2001.

(E) Represents the elimination of the historical depreciation expense recorded by the prior owner.

(F) Represents the depreciation on the hotels acquired based on the purchase price allocation. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and hotel industry in general.

(G) Represents the elimination of the histornical interest expense recorded by the prior owner.

(H) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.6% on the mortgage debt of $70.9 million and 15.6% on the mortgage debt of $20.7 million.

(I) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.

(J) Represents additional common shares assuming the Partnership was acquired at the beginning of the period presented.

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited) for Marriott Residence Inn II LP:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company on January 1, 2002.

(B) Represents the elimination of historical interest income recorded by the prior owner.

(C) Represents the elimination of interest income on Company cash of approximately $5 million used to fund acquisition at interest rates in effect during periods presented.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.

(E) Represents the elimination of the historical depreciation expense recorded by the prior owner.

(F) Represents the depreciation on the hotels acquired based on the purchase price allocation. The weighted average lives of the depreciable assets are 39 years (fair value allocation of approximately $116.67 million) for building and 7 years for FF&E (fair value allocation of $6.25 million). The estimated useful lives are based on management's knowledge of the properties and hotel industry in general.

(G) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.



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

c.  Exhibits

Exhibit                                              Description
-------                                              -----------
2.1 Agreement and Plan of Merger dated as of April 30, 2002 by and among Apple Hospitality Two, Inc., AHT Res II Acquisition, L.P., RIBM Two LLC and Marriott Residence Inn II Limited Partnership.

2.2 Certificate of Merger dated August 28, 2002 for merger of AHT Res II Acquisition, L.P. with and into Marriott Residence Inn II Limited Partnership (as surviving entity).

4.1 Acknowledgment, Waiver, Consent and Amendment dated as of August 28, 2002 by and between Marriott Residence Inn II Limited Partnership (Borrower), LaSalle Bank National Association (f/k/a LaSalle National
         Bank), as Trustee for Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-MD V (Lender).

4.2 Facility Mortgagee Agreement dated as of August 28, 2002 by and between Marriott Residence Inn II Limited Partnership (Borrower), AHM Res II Limited Partnership (Tenant), Apple Hospitality Two, Inc. and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Trustee for Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-MD V (Lender).

4.3 Supplemental Assignment of Leases and Rents dated as of August 28, 2002 by and between Marriott Residence Inn II Limited Partnership (Borrower) and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Trustee for Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-MD V (Lender).

4.4 Supplemental Security Agreement dated as of August 28, 2002 by and between Marriott Residence Inn II Limited Partnership (Debtor) and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Trustee for Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-MD V (Secured Party).

4.5 Tenant Security Agreement dated as of August 28, 2002 by and between Marriott Residence Inn II Limited Partnership (Secured Party) and AHM Res II Limited Partnership (Debtor).

10.1 Amended and Restated Management Agreement dated as of August 28, 2002 by AHM Res II Limited Partnership and Residence Inn By Marriott, Inc.

10.2 Master Hotel Lease Agreement dated as of August 28, 2002 by and between Marriott Residence Inn II Limited Partnership and AHM Res II Limited Partnership (regarding 22 hotels).

10.3 Schedule setting forth information on a substantially identical Master Hotel Lease Agreement (regarding one hotel).

10.4 Amended and Restated Certificate of Limited Partnership of Marriott Residence Inn II Limited Partnership (a subsidiary of registrant owning real property).

10.5 Amended and Restated Limited Partnership Agreement of Marriott Residence Inn II Limited Partnership (a subsidiary of registrant owning real property).

10.6 Amended and Restated Certificate of Limited Partnership of AHM Res II Limited Partnership (a subsidiary of registrant Leasing real property).

10.7 Amended and Restated Limited Partnership Agreement of AHM Res II Limited Partnership (a subsidiary of registrant leasing real property).



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Apple Hospitality Two, Inc.


                                              By:   /s/  Glade M. Knight
                                                 -------------------------------
                                                    Glade M. Knight, President


                                              September 12, 2002





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